UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 26, 2016

REALPAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2201 Lakeside Blvd.
Richardson, Texas 75082
(Address of principal executive offices, including zip code)
(972) 820-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amended and Restated Employment Agreement
On October 26, 2016, RealPage, Inc. (the “Company”) entered into an amended and restated employment agreement with Stephen T. Winn (the “Amended Employment Agreement”), the Company’s Chairman and Chief Executive Officer. The Amended Employment Agreement is effective as of the date of the agreement, and replaces and supersedes Mr. Winn’s prior employment agreement in its entirety. The Company believes the changes to Mr. Winn’s employment agreement reflect current market and peer group practices with respect to executive agreements for Chairman and CEO-level executives. Other than the amendments described below, the Amended Employment Agreement is unchanged from Mr. Winn’s prior employment agreement.
In the Amended Employment Agreement, the definition of the circumstances under which Mr. Winn can resign for “Good Reason” means the following events, in each case occurring without Mr. Winn’s written consent: (i) a material reduction in base salary or incentive compensation opportunity; (ii) a material reduction in Mr. Winn’s responsibilities or authority; (iii) a material breach by the Company of a material provision of the Amended Employment Agreement; and (iv) a material change in the geographic location at which Mr. Winn provides services. The Good Reason definition in the Amended Employment Agreement no longer provides that any resignation by Mr. Winn after a change in control will be considered a termination by Mr. Winn for Good Reason.
The Amended Employment Agreement also modifies the definition of “Cause” related to a termination of Mr. Winn’s employment. The Amended Employment Agreement does not change the various circumstances that constitute Cause, but modifies the cure period provisions and provides that a termination for Cause requires a finding by the Company’s Board of Directors that an event or events constituting Cause occurred. As amended, Cause means the occurrence of any of the following events which (with respect to (iv) through (vii) below) are not cured within 30 days after receipt of written notice of such alleged cause from the Company: (i) conviction for any acts of fraud or breach of trust or any felony criminal acts; (ii) knowingly making a materially false written statement to the Company’s auditors or legal counsel; (iii) willful and material falsification of any corporate document or form; (iv) any material breach of any Company published policy received and acknowledged in writing; (v) any material breach of a material provision of the Amended Employment Agreement; (vi) making a material misrepresentation of fact or omission to disclose material facts in relation to transactions occurring in the business and financial matters of the Company; or (vii) repeated and material failure substantially to perform duties.

The foregoing description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between the Company and Stephen T. Winn dated as of October 26, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ David G. Monk
David G. Monk Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: October 31, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between the Company and Stephen T. Winn dated as of October 26, 2016.